UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report:  December 31, 2003
                        (Date of earliest event reported)

                         MERGE TECHNOLOGIES INCORPORATED
             (Exact name of registrant as specified in the charter)

            Wisconsin  	              0-29486			39-1600938
  (State or other jurisdiction  (Commission File No.)         (IRS Employer
        of incorporation)                                   Identification No.)


             1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                     (Address of Principal Executive Offices)

                                  (414) 977-4000
                (Registrant's telephone number including area code)

                                        N/A
            (Former name or former address, if changed since last report)

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ITEM 12.	RESULT OF OPERATIONS & FINANCIAL CONDITION

	On February 19, 2004, Merge Technologies Incorporated dba Merge eFilm announced the financial results for its fourth quarter and fiscal year ended December 31, 2003.

	A copy of the earnings press release announcing financial results for the fourth quarter and year end 2003, together with Condensed Consolidated Statements of Operations for the three and twelve months ended December 31, 2003 and 2002, respectively, as well as Summary Balance Sheet Data for December 31, 2003 and December 31, 2002, included therein, is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


     (a)	Exhibit

     99.1	Press Release announcing financial results for fourth quarter
		and year end of its fiscal year 2003.


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                                     SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED



Dated:  February 20, 2004	By:	/s/ Richard A. Linden
					-------------------------------------
					Richard A. Linden,
					President and Chief Executive Officer


				MERGE TECHNOLOGIES INCORPORATED



Dated:  February 20, 2004	By:	/s/ Scott T. Veech
					-------------------------------------
					Scott T. Veech,
					Chief Financial Officer, Treasurer
					  and Secretary

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EXHIBIT 99.1


[MERGE EFILM LOGO]

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, Chief Financial Officer
         Richard Linden, President & CEO
         (414) 977-4000


                MERGE EFILM ANNOUNCES RECORD REVENUES AND EARNINGS
                       FOR FOURTH QUARTER AND YEAR END 2003
               Company delivers $28.7 million in revenue for the year; achieves revenue and earnings guidance; forecasts stronger 2004

	Milwaukee, WI, February 19, 2004 - Merge Technologies Incorporated, d.b.a. Merge eFilm, (NASDAQ: MRGE), today announced the financial results for the quarter and fiscal year ended December 31, 2003.

	Revenues for the quarter ended December 31, 2003, were $8,507,000, an increase of 26% over revenues of $6,747,000 for the quarter ended December 31, 2002. Revenues were $28,677,000 for the twelve months ended December 31, 2003, an increase of 38% over revenues of $20,786,000 for the twelve months ended December 31, 2002.

	Net income for the quarter ended December 31, 2003, was $1,897,000, an increase of 48% over net income of $1,279,000 for the quarter ended December 31, 2002. Basic EPS was $0.15 and diluted EPS was $0.14 for the quarter ended December 31, 2003, compared to basic EPS of $0.12 and diluted EPS of $0.11 for the quarter ended December 31, 2002.

	Net income for the twelve months ended December 31, 2003, was $6,239,000, an increase of 72% over net income of $3,629,000 for the twelve months ended December 31, 2002. Basic EPS was $0.53 and diluted EPS was $0.49 for the twelve months ended December 31, 2003, compared to basic EPS of $0.38 and diluted EPS of $0.33 for the twelve months ended December 31, 2002. Gross margins increased to 68% for the quarter ended December 31, 2003, from 63% for


<PAGE e1>


the quarter ended December 31, 2002. Gross margins for the twelve months ended December 31, 2003, increased to 69%, compared to 62% for the twelve months ended December 31, 2002. Cash at December 31, 2003, increased 282% to $16,871,000 from $4,411,000 at December 31, 2002, due to strong cash flow from operations and monies raised in a private placement in the third quarter. The Company's operating margin, defined as operating income divided by net sales, was 22% in the quarter ended December 31, 2003, compared to 19% in the quarter ended December 31, 2002. Operating margins for the twelve months ended December 31, 2003, increased to 24% compared to 18% for the twelve months ended December 31, 2002.

	The financial results include approximately 51/2 months of the operations of RIS Logic(r). Included in the balance sheet is a new line item "billings in excess of revenues - contracts in progress" which represents future revenue to the Company. This line item is the result of the Company's determination that the services associated with certain Radiology Information System ("RIS") sales are essential to our customer, resulting in the Company recognizing both the service fees and software license fees for these sales on a percentage-complete basis. As a result, the Company's aggregate deferred revenue increased 169% to $5,098,000 at December 31, 2003, from $1,892,000 at December 31, 2002, as a result of the Company's continued growth in new RIS and PACS software solution customers.

Analysis of Results:
---------------------
	"During 2003, Merge eFilm focused on five initiatives: expand our product line to become a leading provider of RIS/PACS software solutions; provide our target market customers with a single source for clinical and business workflow solutions; expand our direct sales and marketing activities in North America; develop new OEM/VAR partnerships in the U.S., Europe and Japan; and strengthen our financial position to support continued growth and strategic initiatives," said Richard A. Linden, President and CEO. "I'm very pleased to report we have accomplished these initiatives, resulting in exceptional financial performance and long-term value creation for our key stakeholders: customers, shareholders and employees."

	"The acquisition and rapid integration of RIS Logic, consistent with our acquisition methodology first used with eFilm Medical(tm), resulted in another significant expansion of our product portfolio and operational capabilities. Our unified brand and single company approach to our target market increased demand for our software solutions during the fourth quarter, resulting in 24 new RIS, PACS or RIS/PACS contracts. Our customer base grew to over 130, representing more than 280 healthcare facilities. Of particular importance were the five integrated RIS/PACS solution sales in the fourth


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quarter, bringing the total to seven since the RIS Logic acquisition.  We continue to see accelerating interest from our target market for a comprehensive workflow solution from a single, trusted solutions provider.

	"Our product innovation roadmap focused on the integration of radiology business and clinical workflow for the purpose of accelerating productivity in imaging centers, hospitals and clinics. We released new versions of our FUSION RIS(tm) and FUSION PACS(tm), and completed clinical trials for embedded dictation, transcription and speech recognition. We released a new version of eFilm Workstation(tm) to our customers, which focused on adding clinical tools and productivity enhancing features. As the most widely used diagnostic desktop software in the world, eFilm Workstation reached a record 40,000 downloads in 2003, and is a growing source of sales leads for our FUSION RIS/PACS solutions.

 	"We continue to benefit from an international approach to new business development and the distribution of our solutions through multiple sales channels. We expanded our direct sales team to 24 employees, more than doubling its size from 2002. Our Professional Services group has expanded both in size and capabilities in line with our growing volume of RIS, PACS and RIS/PACS implementations and our increasing number of extended service contracts. Our strong integration expertise, developed over 17 years working with OEM's and healthcare IT providers, distinguishes us from our competitors. Internationally, we have increased the number of countries in which our products are sold, expanded the number of our value added resellers globally, and strengthened our VAR relationships in the UK. These efforts in Europe and Asia further established Merge eFilm as an international RIS/PACS solution provider," continued Linden.

	"Our financial strength continues to support both strategic and operational business growth initiatives. We established a $15 million unsecured line of credit, increased from $5 million in 2002, and increased our cash position to $16.9 million. Our institutional ownership increased to more than 40%, up from 12% at the beginning of 2003, due in part to the July private placement and the move to the NASDAQ National Market.

	Commenting on healthcare market conditions, Linden added: "The market is experiencing growth in new imaging centers, spurred by entrepreneurial radiologists and hospitals looking to improve services to referring physicians and patients. According to industry studies, total imaging procedure volume has increased over 17% and imaging study data sets are growing rapidly with the advent of new digital multi-slice technologies. Furthermore, these studies suggest continued growth in capital spending as healthcare moves toward full digitization of patient care records. The


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Bank of America Securities 2003 Hospital CIO Survey indicated that 58% of the hospital CIO's would be purchasing a PACS in the next 3 years. With the economic advantages of a film-less and paperless workflow environment yielding a 12 to 18 month payback period, Merge eFilm's strategies in 2003 were well aligned to meet market conditions, and we anticipate that alignment to strengthen in 2004 and beyond.

	"Our strategic and operational initiatives for 2004 will build on our business and financial accomplishments of 2003. Specifically, we will further accelerate our growth in full solution RIS/PACS customers through investments in sales, marketing and professional services. We will expand our business development efforts to other clinical specialties that now offer imaging services. We will expand our international sales efforts to support the growth of our VAR partnerships in Europe and Asia. And finally, we will continue focusing on imaging centers and small to medium sized hospitals where our comprehensive integrated workflow solution from a single source delivers a compelling value proposition," said Linden.

Guidance:
----------

	The Company believes that accelerating productivity through film-less and paperless software solutions will remain a key objective for imaging centers and hospitals. The Company is well positioned to align with this market trend and anticipates 2004 revenues to grow 30% to 35% year over year to a range of $37.5 to $39.5 million. The Company expects diluted EPS of $.47 to $.52, which incorporates an increase in effective tax rate from 10% in 2003 to the 38% to 40% range in 2004. The Company's 2004 guidance represents a 50% increase in pretax earnings over the comparable 2003 pretax earnings.
                                   ##

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in filings with the Securities and Exchange Commission.

                                   ##

About Merge eFilm
Merge eFilm is a global healthcare software and services company focused on accelerating the productivity of imaging centers, hospitals and clinics with a suite of RIS/PACS software solutions and professional services. For over seventeen years, Merge eFilm has been a leader in integration of radiology workflow to improve productivity, profitability and patient care by fusing business and clinical workflow, and intelligently managing and distributing diagnostic images and information throughout the healthcare enterprise. For additional information, visit our web site at www.merge-efilm.com.


<PAGE e4>


     		          MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
                                  (in thousands, except share data)
                                           (unaudited)


					    Three Months Ended	            Twelve Months Ended
					        December 31,		        December 31,
				        --------------------------      --------------------------
					    2003	   2002		    2003	   2002
					-----------    -----------	-----------    -----------

Net sales.............................	$     8,507    $     6,747	$    28,677    $    20,786
Cost of sales.........................	      2,705	     2,485	      8,970	     7,998
					-----------    -----------	-----------    -----------
Gross profit..........................	      5,802	     4,262	     19,707	    12,788

Operating costs and expenses:

 Sales and marketing..................	      2,073	     1,514	      6,544	     4,305
 Product research and development.....	        661	       455	      2,063	     1,620
 General and administrative...........	      1,040	       860	      3,527	     2,553
 Depreciation and amortization........	        190	       141	        573	       518
 Acquired in-process research and
   development........................         ----	      ----	       ----	       148
					-----------    -----------	-----------    -----------
Total operating costs and expenses....	      3,964	     2,970	     12,707	     9,144
					-----------    -----------	-----------    -----------
Operating income......................	      1,838	     1,292	      7,000	     3,644
					-----------    -----------	-----------    -----------

Total other income (expense)..........	         20	        20	       (102)	        64
					-----------    -----------	-----------    -----------
Net income before income taxes........	      1,858	     1,312	      6,898	     3,708
					-----------    -----------	-----------    -----------
Income tax expense....................	        (39)	        33	        659	        79
					-----------    -----------	-----------    -----------
Net income............................	$     1,897    $     1,279        $   6,239    $     3,629
					===========    ===========	===========    ===========

Net income per share - basic..........	$      0.15    $      0.12	$      0.53    $      0.38
					===========    ===========	===========    ===========
Weighted average number of common
  Shares Outstanding - basic..........   12,774,457     10,364,052	 11,566,054      8,840,059
					===========    ===========	===========    ===========

Net income per share - diluted........	$      0.14    $      0.11	$      0.49    $      0.33
					===========    ===========	===========    ===========
Weighted average number of common
  Shares Outstanding - diluted........	 13,774,247	11,110,646	 12,586,900     10,383,651
					===========    ===========	===========    ===========


(1) These condensed consolidated statements of operations should be read in conjunction with the Company's Annual Report on Form 10-K for fiscal 2003 proposed to be filed prior to March 15, 2004.


<PAGE e5>


                 MERGE TECHNOLOGIES INCORPORATED AND SUBSIDIARIES
                          SUMMARY BALANCE SHEET DATA(1)
                                (In thousands)
                                  (unaudited)


				December 31,	December 31,
				    2003	    2002	 Change
				----------	-----------	-------
Cash..........................	$   16,871	$     4,411	   282%
Accounts receivable...........	     8,359	      7,148	    17%
Inventory.....................	       893	        453	    97%
Accounts payable..............	     1,294	      1,493	   -13%
Deferred revenue..............	     3,717	      1,892	    96%
Billings in excess of revenues
  - contracts in progress.....	     1,381	       ----	   ----

Total current assets..........	$   26,567	$    12,213	   118%
Total current liabilities.....	     8,331	      4,341	    91%

Total assets..................	$   61,908	$    27,246	   127%
Total liabilities.............	     8,385	      5,563	    51%


(1) This summary balance sheet data should be read in conjunction with the Company's Annual Report on Form 10-KSB for fiscal 2002 and its Annual Report on Form 10-K for fiscal 2003 proposed to be filed prior to March 15, 2004.


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